UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2006

Hyperion Solutions Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26934	77-0277772
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5450 Great America Parkway, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-744-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2006, Hyperion Solutions Corporation ("Hyperion") announced the appointment of Jonathan Temple as its new Executive Vice President of World Wide Field Organization effective as of October 16, 2006. In connection with the appointment, Hyperion and Mr. Temple have entered into an at-will employment agreement effective as of October 16, 2006 (the "Agreement").

Under the Agreement, Mr. Temple will be paid a base salary of $375,000 per year and will be eligible for an annual variable compensation target incentive bonus of $400,000. Mr. Temple will also receive a $100,000 signing bonus. Mr. Temple’s employment may be terminated by either party at any time for any reason (or no reason) with 30 days advance written notice.

Mr. Temple will be entitled to receive (i) stock options to purchase 175,000 shares of Hyperion Common Stock, vesting 25% after the first year of employment and monthly thereafter for the following 36 months; and (ii) a restricted stock award to purchase 30,000 shares of restricted stock at a purchase price of $0.001 per share, with Hyperion’s repurchase right lapsing in four equal annual installments of 7,500 shares per year, provided that Mr. Temple continues as an employee of or consultant to Hyperion or its subsidiaries.

In addition, Mr. Temple will be entitled to receive a performance-based restricted stock award (the "Performance RSA") of 5,000 shares which will vest upon the achievement of specific performance objectives and a performance-based cash award opportunity of up to $330,000 earned upon the achievement of specific performance objectives. The performance-based RSA and performance-based cash award will vest according to the terms and conditions of Hyperion's performance-based compensation program under its 2004 Equity Incentive Plan and the associated MCM Performance-Based Equity Cash Program Award Agreement.

If Hyperion terminates Mr. Temple’s employment for any reason other than death, permanent disability or cause, then, among other benefits, Hyperion will continue to pay Mr. Temple his base salary for another 12 months.

In the event that Hyperion is subject to a change in ownership and/or control during the term of the employment agreement and (i) within 12 months thereafter, Mr. Temple resigns for good reason; or (ii) within 3 months prior to, or 12 months thereafter, Hyperion terminates Mr. Temple’s employment for any reason other than death, permanent disability or cause; then, among other benefits, Hyperion will continue to pay Mr. Temple’s base compensation and benefits for another 12 months, and all of Mr. Temple’s unvested stock options, restricted stock, restricted stock units or other similar forms of equity compensation will immediately vest or otherwise become fully available to him. The agreement also contains customary confidentiality and non-solicitation provisions.

The foregoing is a summary description of the terms of the Agreement which by its nature is incomplete. It is qualified in the entirety by the text of the Agreement, which is attached hereto as Exhibit 10.1. The press release announcing Mr. Temple’s appointment is attached as Exhibit 99.1 to this current report.

Item 8.01 Other Events.

On October 17, 2006, Hyperion issued a press release announcing the appointment of Mr. Temple as its new Executive Vice President of Worldwide Field Organization. A copy of the press release is furnished as Exhibit 99.1 to this current report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Executive Employment Agreement between Hyperion and Mr. Temple, effective October 16, 2006.

99.1 Press Release entitled "Jon Temple Joins Hyperion as EVP Worldwide Field Organization", dated October 17, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyperion Solutions Corporation

October 17, 2006	By:	/s/Robin Washington

Name: Robin Washington
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement between Hyperion and Mr. Temple, effective October 16, 2006.
99.1	Press Release entitled "Jon Temple Joins Hyperion as EVP Worldwide Field Organization, dated October 17, 2006.